(d)(1)(A)(i)

AMENDED SCHEDULE A

The Series of ING Investors Trust, as described in the attached Management Agreement, to which Directed Services LLC shall act as Manager, are as follows:

Series

ING Artio Foreign Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Clarion Real Estate Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Franklin Mutual Shares Portfolio

ING Global Resources Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Lord Abbett Growth and Income Portfolio

ING Marsico Growth Portfolio

ING MFS Total Return Portfolio

ING Morgan Stanley Global Franchise Portfolio

ING PIMCO High Yield Portfolio

ING PIMCO Total Return Bond Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING U.S. Stock Index Portfolio

ING Van Kampen Growth and Income Portfolio

ING Wells Fargo Health Care Portfolio

AMENDED SCHEDULE B

COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services LLC (the “Manager”) to the following Series of the ING Investors Trust (the “Trust”), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

SERIES	RATE

ING Artio Foreign Portfolio	1.000% on first $50 million 0.950% on next $200 million 0.900% on next $250 million 0.850% on assets in excess of $500 million

ING Global Resources Portfolio,

ING T. Rowe Price Capital Appreciation Portfolio,

ING T. Rowe Price Equity Income Portfolio,

ING Van Kampen Growth and Income Portfolio, and

ING Clarion Real Estate Portfolio

0.750% first $750 million in combined assets of these Series 0.700% next $1.25 billion 0.650% next $1.5 billion 0.600% on assets in excess of $3.5 billion

ING Marsico Growth Portfolio	0.850% on first $250 million 0.800% on next $400 million 0.750% on next $450 million 0.700% on assets in excess of $1.1 billion

ING BlackRock Large Cap Growth Portfolio	0.800% on first $500 million 0.750% on next $250 million 0.700% on next $500 million 0.650% on next $750 million 0.600% on assets in excess of $2 billion

ING BlackRock Large Cap Value Portfolio	0.800% on first $500 million 0.750% on next $250 million 0.700% on next $500 million 0.650% on next $750 million 0.600% on assets in excess of $2 billion

ING FMRSM Diversified Mid Cap Portfolio	0.650% on first $800 million in assets 0.600% on the next $700 million in assets 0.58% on assets in excess of $1.5 billion

SERIES	RATE

ING Franklin Mutual Shares Portfolio	0.780% on first $4 billion 0.750% on next $1 billion 0.730% on next $1 billion 0.710% on next $1 billion 0.690% on assets thereafter

ING Janus Contrarian Portfolio	0.810% on first $250 million 0.770% on next $400 million 0.730% on next $450 million 0.670% on assets in excess of $1.1 billion

ING JPMorgan Emerging Markets Equity Portfolio	1.250%

ING JPMorgan Small Cap Core Equity Portfolio	0.900% on first $200 million 0.850% on next $300 million 0.800% on next $250 million 0.750% on assets in excess of $750 million

ING Limited Maturity Bond Portfolio and ING Liquid Assets Portfolio	0.350% on first $200 million in combined assets of these Series 0.300% on next $300 million 0.250% on assets in excess of $500 million

ING Lord Abbett Growth and Income Portfolio	0.750% on first $500 million 0.700% on next $250 million 0.650% on next $500 million 0.600% on assets in excess of $1.25 billion

ING MFS Total Return Portfolio	0.750% on first $250 million 0.700% on next $400 million 0.650% on next $450 million 0.600% on assets in excess of $1.1 billion

ING Morgan Stanley Global Franchise Portfolio	1.000% first $250 million 0.900% next $250 million 0.750% on assets in excess of $500 million

ING PIMCO High Yield Portfolio	0.490%

ING PIMCO Total Return Bond Portfolio	0.750% on first $100 million 0.650% on next $100 million 0.550% on assets in excess of $200 million

SERIES	RATE

ING Pioneer Fund Portfolio	0.725% on first $500 million 0.675% on next $500 million 0.625% on assets in excess of $1 billion

ING Pioneer Mid Cap Value Portfolio	0.640%

ING Templeton Global Growth Portfolio	0.960% on first $250 million 0.860% on next $250 million 0.760% on assets in excess of $500 million

ING U.S. Stock Index Portfolio	0.260%

ING Wells Fargo Health Care Portfolio	0.750% on the first $500 million 0.700% on assets in excess of $500 million